EXHIBIT 99.1

TELEPLUS SIGNS EXCLUSIVE LICENSING AGREEMENT WITH TELEDIGITAL

MONTREAL-Oct 27th, 2004 -- TelePlus Enterprises, Inc. (OTC BB: TLPE.OB - News) (www.teleplus.ca) is pleased to announce it has signed an exclusive licensing agreement with TeleDigital, Inc. (OTC PK: TLDG) for the implementation of Teledigital's proprietary software on select manufacturers handsets.

Teledigital's Atlas software will allow TelePlus to offer competitive wireless packages to its customers without incurring any credit risks. Teledigital's software, when downloaded in a handset, sets predetermined airtime parameters and allows full control over the airtime used on a real time basis, allowing customers the ability to manage the usage of their airtime while providing TelePlus full credit control.

TelePlus and Teledigital are currently working on the development of the first handsets equipped with the Teledigital handset based software and expect the first handset to be available for sale prior to the end of this year.

"The licensing agreement with Teledigital is strategic in nature, as it will allow us to increase the competitiveness of our wireless offer without bearing any credit risk. The prepaid market is the fastest growing segment in the wireless industry today. Unfortunately, wireless carriers provide limited resources to firms such as us to manage credit risk while attempting to increase customer base. The Teledigital software is expected to change all that," stated Marius Silvasan, Teleplus CEO. "We are currently working hard to implement the software on the first handsets, which we expect to launch in the market prior to year end. We intend to offer these handsets to third parties interested in mitigating their credit risk," added Marius Silvasan.

"Currently, Teledigital's software operates in the Verizon environment with a limited selection of handsets. This agreement with TelePlus will allow us to continue to increase the number of handsets available and will give us access to handsets that will work on the AT&T Wireless platform," said Fred Sweeny, an officer with Teledigital. "These handsets will be sold through both TelePlus' distribution channels and through our own distribution network, thereby increasing our market opportunity significantly."

ABOUT TELEPLUS WWW.TELEPLUS.CA

TelePlus Enterprises, Inc. ("TelePlus") through a subsidiary owns and operates 38 TelePlus branded stores in major shopping malls selling a variety of wireless and portable communication devices. The company's product line includes wireless handsets and services from major Canadian carriers, international phones, satellites, home phones and other mobile electronic devices, including an exclusive line of international GSM world phones. TelePlus, through a US wholly owned subsidiary, TelePlus Wireless, Corp., operates a virtual wireless network selling its branded wireless products to distributors in select US cities.

ABOUT TELEDIGITAL

Teledigital is a technology company focusing on applications for the wireless industry. To that end, Teledigital has created a suite of products for the prepaid wireless market. Teledigital's systems combine the features of a switch-based system with the low cost and ease of use of a handset-based system.

Teledigital sells its products through a network of distributors located throughout the United States and Canada.


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The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development and acquisition of new product lines and services, government approval processes, the impact of competitive products or pricing a technological changes, the effect of economic conditions and other uncertainties, and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K. Teleplus Enterprises, Inc. takes no obligation to update or correct forward-looking statements.